FIRST AMENDMENT, CONSENT AND WAIVER
               dated as of February 10, 1994, to the CREDIT
               AGREEMENT dated as of June 1, 1993 (the
               "Credit Agreement"), among ASI HOLDING
               CORPORATION, a Delaware corporation
               ("Holding"); AMERICAN STANDARD INC., a
               Delaware corporation ("ASI"); the
               Subsidiaries of ASI listed in Schedule I thereto (the "Subsidiary Borrowers" and, together with ASI, the "Borrowers"); the financial institutions listed in Schedule II thereto and their assignees from time to time (the "Lenders"); CHEMICAL BANK, a New York banking corporation, as administrative agent and arranger for the Lenders (in such capacity, the "Administrative Agent"); BANKERS TRUST COMPANY, THE BANK OF NOVA SCOTIA, THE CHASE MANHATTAN BANK, N.A., DEUTSCHE BANK AG, THE LONG-TERM CREDIT BANK OF JAPAN, LTD., NEW YORK BRANCH, and NATIONSBANK OF NORTH CAROLINA, N.A., as Managing Agents (the "Managing Agents"); and BANQUE PARIBAS, CITIBANK, N.A., and COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE-NEW YORK BRANCH, as Co-Agents (the "Co-Agents" and, together with the Managing Agents and the Administrative Agent, the "Agents").

          A. The parties hereto have agreed, subject to the terms and conditions hereof, to amend the Credit Agreement as provided herein.

          B. The Required Lenders have agreed, subject to the terms and conditions hereof, to grant a waiver under, and consent to the consummation of certain transactions governed by, the Credit Agreement as provided herein.

          C. Capitalized terms used and not otherwise de-fined herein shall have the meanings assigned to such terms in the Credit Agreement as amended by this First Amendment, Consent and Waiver (the Credit Agreement, as amended by, and together with, this First Amendment, Consent and Waiver, and as hereinafter amended, modified, extended or restated from time to time, being called the "Amended Credit Agreement").

          Accordingly, the parties hereto hereby agree as follows:

          SECTION 1.01.  Amendments to Credit Agreement.
The Credit Agreement is hereby amended as follows:

     (a) Section 1.01 of the Credit Agreement is amended by adding the following definitions:

          "Heatcraft Notes" shall mean promissory notes of Heatcraft Technologies Inc. in an aggregate principal amount of $34,500,000 contributed to the SCI/Heatcraft
     Joint Venture and distributed by such Joint Venture to SCI.

          "Hua Mei" shall mean Hua Mei Sanitary Ware Company
     Ltd., a subsidiary of ASI organized in the Peoples
     Republic of China.

          "PRC Holding Company" shall mean a holding company organized by ASI in the Cayman Islands as a vehicle for various proposed joint ventures in the Peoples Republic of China.

          "SCI" shall mean Standard Compressors Inc., a
     Delaware corporation and a wholly owned subsidiary of ASI.

          "SCI/Heatcraft Joint Venture" shall mean a Delaware partnership formed by SCI and Heatcraft
     Technologies Inc. and owned equally at the time of its formation by such corporations.

          (b)  The definition of "Capital Expenditures" in
Section 1.01 of the Credit Agreement is amended by inserting, immediately before the period at the end of such definition, the following provisos:

     "; provided further that notwithstanding anything herein to the contrary, Capital Expenditures shall not include (A) the contribution by ASI of its 67.5% interest in Hua Mei to the PRC Holding Company, or the reinvestment by ASI in the PRC Holding Company of any fees or royalties received in connection with the establishment and activities of the PRC Holding Company or joint ventures in which the PRC Holding Company participates or (B) the contribution by ASI and SCI of any interest in machinery, equipment, inventory and related intangible assets with an aggregate book value on the books of ASI not in excess of $8,000,000 to the SCI/Heatcraft Joint Venture; and provided further that beginning January 1, 1994, any portion of Capital Expenditures described in clauses (ii) and (iii) above accrued as a liability shall not be included as Capital Expenditures for purposes of calculating Free Cash Flow of ASI under Section 6.13 until such liability is paid in cash."

          (c)  The definition of "Subsidiary" in Section
1.01 of the Credit Agreement is amended by inserting, immediately before the period at the end of the first sentence of such definition, the following proviso:

     "; provided that the PRC Holding Company shall not be deemed a subsidiary of any Borrower."

          (d)  Section 2.06 of the Credit Agreement is
amended by inserting after the phrase "to the order of such Lender" wherever it appears in such Section the phrase "(or, if such Lender shall so request, to such Lender or registered assigns)", and by adding the following new paragraph (h):

          "(h) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a Note payable to such Lender and its registered assigns, the interests represented by that Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.04) be represented by one or more Notes payable to the payee named therein or its registered assigns."

          (e) The second sentence of Section 2.20(c) is amended by the insertion of the words "(or, if such Swingline Lender shall so request, to such Swingline Lender or registered assigns)" at the end of such sentence.

          (f) Clause (B) of paragraph (v) of Section 6.02 of the Credit Agreement is amended by deleting such clause and substituting therefor the following clause:

          "(B) Subsidiaries of ASI may sell or discount receivables in financing transactions customary in such jurisdiction, entered into in the ordinary course of business and consistent with the past practices of such

Subsidiaries to persons other than Affiliates; provided that the aggregate book value of the receivables so sold during any fiscal year of ASI (other than by Subsidiaries organized and doing business in France, Italy and Spain) shall not exceed $2,000,000 or the equivalent in one or more foreign currencies; and"

          (g)  Sections 6.11, 6.12 and 6.13 of the Credit
Agreement are amended as of December 31, 1993, to read as follows:

          "SECTION 6.11.  Consolidated EBITDA.  Permit the
     Consolidated EBITDA of ASI for the period beginning on July 1, 1993, and ending on any of the dates set forth below (taken as a single accounting period) to be less than the amount set forth opposite such date below:

               Date                       Amount

     September 30, 1993                    $120,000,000

     December 31, 1993                     $185,000,000

     March 31, 1994                        $250,000,000

     June 30, 1994                         $360,000,000

     September 30, 1994                    $470,000,000

     December 31, 1994                     $555,000,000

     March 31, 1995                        $630,000,000

     June 30, 1995                         $750,000,000

     September 30, 1995                    $925,000,000

     December 31, 1995                     $1,045,000,000

     March 31, 1996                        $1,125,000,000

     June 30, 1996                         $1,255,000,000

     September 30, 1996                    $1,440,000,000

     December 31, 1996                     $1,575,000,000

     March 31, 1997                        $1,660,000,000

     June 30, 1997                         $1,795,000,000

     September 30, 1997                    $1,990,000,000

     December 31, 1997                     $2,125,000,000

     March 31, 1998                        $2,210,000,000

     June 30, 1998                         $2,355,000,000

     September 30, 1998                    $2,555,000,000

     December 31, 1998                     $2,700,000,000

     March 31, 1999                        $2,790,000,000

     June 30, 1999                         $2,940,000,000

     September 30, 1999                    $3,150,000,000

     December 31, 1999                     $3,300,000,000

     March 31, 2000                        $3,390,000,000

     June 30, 2000                         $3,540,000,000

     September 30, 2000                    $3,750,000,000

     December 31, 2000                      $3,900,000,000

          SECTION 6.12.  Consolidated Senior Debt to
     Consolidated Capital Funds Ratio.  Permit the ratio of
     (i) Consolidated Senior Debt of ASI at any time during the fiscal quarter ended on any of the dates indicated below to (ii) Consolidated Capital Funds of ASI at such time to exceed the ratio indicated with respect to such date.

          Date                            Ratio

     September 30, 1993                 1.60:1.00

     December 31, 1993                  1.60:1.00

     1994:  Last Day of First           1.70:1.00
              Fiscal Quarter of ASI
            Last Day of Second          1.70:1.00
              Fiscal Quarter of ASI

            Last Day of Third           1.50:1.00
              Fiscal Quarter of ASI
            Last Day of Fourth          1.50:1.00
              Fiscal Quarter of ASI

     1995:  Last Day of First           1.50:1.00
              Fiscal Quarter of ASI
            Last Day of Second          1.40:1.00
              Fiscal Quarter of ASI
            Last Day of Third           1.30:1.00
              Fiscal Quarter of ASI
            Last Day of Fourth          1.25:1.00
              Fiscal Quarter of ASI

     1996:  Last Day of First           1.25:1.00
              Fiscal Quarter of ASI
            Last Day of Second          1.20:1.00
              Fiscal Quarter of ASI
            Last Day of Third           1.10:1.00
              Fiscal Quarter of ASI
            Last Day of Fourth          1.00:1.00
              Fiscal Quarter of ASI

     1997:  Last Day of Each            0.80:1.00
              Fiscal Quarter of ASI

     1998:  Last Day of Each            0.70:1.00
              Fiscal Quarter of ASI

     1999:  Last Day of Each            0.60:1.00
              Fiscal Quarter of ASI

     2000:  Last Day of Each            0.60:1.00
              Fiscal Quarter of ASI

          SECTION 6.13. Interest Coverage Ratio. Permit the ratio of (i) Free Cash Flow of ASI to (ii) Consolidated Cash Fixed Charges of ASI measured on each of the measuring dates set forth below, in each case for the period indicated with respect to such measuring dates, to be less than the ratio indicated below for such period:

Measuring Date           Period                Ratio
September 30, 1993       July 1, 1993 to
                         Measuring Date        1.60:1.00

December 31, 1993        July 1, 1993 to
                         Measuring Date        1.20:1.00
March 31, 1994           July 1, 1993 to
                         Measuring Date        1.20:1.00
June 30, 1994            Twelve Months Ended
                         on Measuring Date     1.35:1.00
September 30, 1994       Twelve Months Ended
                         on Measuring Date     1.35:1.00
December 31, 1994        Twelve Months Ended
                         on Measuring Date     1.55:1.00
March 31, 1995           Twelve Months Ended
                         on Measuring Date     1.55:1.00
June 30, 1995            Twelve Months Ended
                         on Measuring Date     1.65:1.00
September 30, 1995       Twelve Months Ended
                         on Measuring Date     1.75:1.00
December 31, 1995        Twelve Months Ended
                         on Measuring          Date1.90:1.00
March 31, 1996           Twelve Months Ended
                         on Measuring Date     1.90:1.00
June 30, 1996            Twelve Months Ended
                         on Measuring Date     1.95:1.00
September 30, 1996       Twelve Months Ended
                         on Measuring Date     2.00:1.00
December 31, 1996        Twelve Months Ended
                         on Measuring Date     2.10:1.00
March 31, 1997           Twelve Months Ended
                         on Measuring Date     2.10:1.00
June 30, 1997            Twelve Months Ended
                         on Measuring Date     2.15:1.00
September 30, 1997       Twelve Months Ended
                         on Measuring Date     2.15:1.00
December 31, 1997        Twelve Months Ended
                         on Measuring Date     2.20:1.00
1998:  Last Day of       Twelve Months Ended
       Each Fiscal       on Measuring Date     2.20:1.00
       Quarter of
       ASI
1999:  Last Day of       Twelve Months Ended
       Each Fiscal       on Measuring Date     2.20:1.00
       Quarter of
       ASI

2000:  Last Day of       Twelve Months Ended
       Each Fiscal       on Measuring Date     2.20:1.00
       Quarter of
       ASI

                         (h)  The second sentence of Section
10.04(b) of the Credit Agreement is amended by the insertion of the following phrase immediately after the words
"otherwise agree" and before the comma preceding clause (A) thereof:

                         "to an earlier date, which earlier
date shall not precede the date of such acceptance and recording".

                         (i)  Section 10.04(d) of the Credit
Agreement is amended by the insertion of the phrase ", acting for this purpose as an agent of the Borrower," immediately after the words "Administrative Agent" in the first sentence thereof, the replacement of the second sentence thereof with the following:

                         "The entries in the Register shall
be conclusive and the Borrowers, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary."

and the insertion of the words "and recorded in the Register" at the end of the third sentence thereof.

                         (j)  The second and third sentences
of Section 10.04(e) of the Credit Agreement are replaced in their entirety so as to read as follows:

     "No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph
     (e). Within five Business Days after receipt of notice, (i) the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent new Notes payable to the order of such assignee (or, if such assignee shall so request, to such assignee or registered assigns) representing Loans made pursuant to the Commitments assumed by it or Term Loans acquired by it, as the case may be, pursuant to such Assignment and Acceptance and (ii) the assigning Lender, if it shall cease to be a party hereto as provided in paragraph (a) above, shall deliver the Notes held by it to ASI for cancellation. The new Notes delivered to such assignee shall be dated the date of the original Notes issued hereunder and shall otherwise be in substantially the form of the appropriate Exhibit or Exhibits hereto."

          (k) The first sentence of each of Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit B-4, Exhibit B-5 and
Exhibit B-6 of the Credit Agreement is amended by deleting the words "the order of [Name of Lender]" and substituting therefor the following:

          "[the order of] [Name of Lender] [or registered assigns]".

          SECTION 1.02. Consents and Agreements. (a) ASI represents to the Lenders that the shares of Wabco Westinghouse S.A., Ideal Standard S.A. and Societe Trane (collectively, the "French Subsidiaries") owned by the Dutch Borrower at the time the Credit Agreement was executed have been contributed to Wabco Standard French Holdings SNC, a newly formed French general partnership (the "French Holding Company") of which the Dutch Borrower owns a Controlling 99.9% equity interest and the remaining equity interest is owned by Wabco Standard Trane S.A.R.L. ASI further represents to the Lenders that the Dutch Borrower has created under the Security Documents in favor of the Collateral Agent, as security for the Obligations, a valid, first priority perfected pledge of and security interest in its entire equity interest in the French Holding Company. Subject to Section 1.04, the Required Lenders hereby consent, and instruct the Collateral Agent to take all actions and execute and deliver all documents which it shall deem necessary or appropriate to give effect, to the release of the shares of the French Subsidiaries from the liens created by the Security Documents. ASI covenants and agrees that, promptly following the release of such shares, it will
(i) cause the French Holding Company to pledge the shares of the French Subsidiaries to secure the obligations of the French Subsidiaries to the EEIG Borrower, (ii) cause the EEIG Borrower to assign the rights and interests created by such pledge to the Collateral Agent to secure the Obligations and (iii) cause the French Holding Company and the EEIG Borrower to execute, deliver and file all such instruments and agreements, and to deliver all such legal opinions, as the Collateral Agent shall request as necessary or appropriate to ensure or provide evidence of the validity, perfection or priority of the foregoing pledges and assignments or otherwise in connection with such pledges
and assignments.   ASI covenants and agrees that the French
Holding Company will not incur or be liable for any Indebtedness or other material obligations (other than taxes due as a result of the filing of consolidated tax returns), and will not engage in any business or activities other than those related to the management and ownership of the shares of the French Subsidiaries.

          (b) The Required Lenders hereby consent, and instruct the Collateral Agent to take all actions and execute and deliver all documents which it shall deem necessary or appropriate to give effect, to the release of the shares of Hua Mei owned by ASI from the liens created by the Security Documents. ASI covenants and agrees that immediately upon such release such shares shall be contributed to the PRC Holding Company and ASI shall pledge or cause to be pledged all shares directly or indirectly owned by it in the PRC Holding Company (which ASI represents will initially constitute not less than a majority of the outstanding voting shares of the PRC Holding Company) to the Collateral Agent for the benefit of the Lenders under the Security Documents as security for the Obligations. ASI shall, and shall cause its Subsidiaries to, execute, deliver and file all such instruments and agreements and deliver all such legal opinions as the Collateral Agent shall request as necessary or appropriate to ensure or provide evidence of the validity, perfection or priority of such pledge. ASI covenants and agrees that it will not, and will not permit any Subsidiary to, make any Investment in or guarantee or otherwise become responsible for any Indebtedness or other obligations of the PRC Holding Company or any joint venture in which the PRC Holding Company has an interest other than as expressly contemplated by the proviso added hereby to the definition of "Capital Expenditures" or as otherwise expressly permitted by Section 6.04, 6.05 or 6.06 of the Credit Agreement.

          (c) The Required Lenders hereby consent, and instruct the Collateral Agent to take all actions and execute and deliver all documents which it shall deem necessary or appropriate to give effect, to the release of machinery, equipment, inventories and related intangible assets with an aggregate value on the books of ASI not in excess of $16,000,000 from the Liens created by the Security Documents upon the sale of a 50% interest in such machinery, equipment, inventories and intangible assets to Heatcraft Technologies Inc. for $8,000,000 and the contribution of the remaining interest therein to the SCI/Heatcraft Joint Venture. ASI covenants and agrees that it will apply the Net Cash Proceeds of the sale of the interest in such machinery, equipment and inventory being sold to Heatcraft Technologies Inc., on the date received, to prepay Borrowings in accordance with the provisions of Section 2.11(d) of the Credit Agreement (without giving effect to clause (A) of the proviso contained in that Section). ASI agrees to pledge or cause SCI to pledge the Heatcraft Notes and its interest in the SCI/Heatcraft Joint Venture as security for the Obligations in a manner and on terms satisfactory to the Collateral Agent not later than the time at which the release referred to above in this paragraph becomes effective.

          SECTION 1.03. Representations and Warranties. Each of Holding and the Borrowers hereby represents and war-rants (but, in the case of representations and warranties relating to Credit Parties and their Subsidiaries, only as to itself and its Subsidiaries, it being understood that Holding and ASI make all representations and warranties as to all parties) to each Lender, the Administrative Agent and the other Agents, on and as of the date hereof and as of the First Amendment Effective Date, as follows:

          (a) The representations and warranties set forth in Article III of the Amended Credit Agreement, and in each other Credit Document, are true and correct in all material respects with the same effect as if made on and as of such date, except to the extent such repre-sentations and warranties expressly relate solely to an earlier date.

          (b) Each of the Credit Parties is in compliance in all material respects with all the terms and conditions of the Amended Credit Agreement and the other Credit Documents on its part to be observed or performed and no Default or Event of Default has occurred or is continuing.

          (c) The execution, delivery and performance by Holding and each Borrower of this First Amendment, Consent and Waiver (a) have been duly authorized by such person and constitute the legal, valid and binding obligation of such person enforceable against it in accordance with its terms, (b) do not conflict with or violate (i) any provision of law, statute, rule or regulation, or of the constitutive documents or by-laws of any such person, (ii) any order of any Governmental Authority or (iii) any provision of any indenture, material agreement or other material instrument to which any such person is a party or by which any of them or any of their property may be bound and (c) does not require any consents under, result in a breach of or constitute (with notice or lapse of time of both) a default under any such indenture, agreement or instrument.

          SECTION 1.04.  Effectiveness.  This First
Amendment, Consent and Waiver shall become effective only upon satisfaction of the following conditions precedent on or prior to February 28, 1994 (the first date upon which each such condition has been satisfied being herein called the "First Amendment Effective Date"):

          (a) The Administrative Agent shall have received duly executed counterparts of this First Amendment and Waiver which, when taken together, bear the authorized signatures of each of Holding, each Borrower and the Required Lenders.

          (b) The Administrative Agent shall have received a favorable written legal opinion of Frederick W. Jaqua, Esq., General Counsel of ASI, covering the matters set forth in Exhibit 1.07 hereto and satisfactory in form and substance to Cravath, Swaine & Moore, counsel for the Administrative Agent.

          (c) The Administrative Agent shall have received such other documents, legal opinions, instruments and certificates as it shall have reasonably requested and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Administrative Agent.

Notwithstanding the foregoing, the amendments to the Credit
Agreement provided for in Section 1.01(g) will become effective upon the satisfaction of the conditions set forth in paragraph (a) above.

          SECTION 1.05.  APPLICABLE LAW. THIS FIRST AMEND-
MENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 1.06.  Expenses.  ASI shall pay all
reasonable out-of-pocket expenses incurred by the Admin-istrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this First Amendment, Consent and Waiver, including, but not limited to, the reasonable fees and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent. The agreement set forth in this Section 1.06 shall survive the termination of this First Amendment, Consent and Waiver and the Credit Agreement.

          SECTION 1.07. Severability. In the event any one or more of the provisions contained in this First Amendment, Consent and Waiver should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 1.08.  Counterparts.  This First
Amendment, Consent and Waiver may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

          SECTION 1.09.  Credit Agreement.  (a)  The
amendments and waivers provided for herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. Except as expressly waived or amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Credit Agreement as amended by this First Amendment, Consent and Waiver.

          (b)  The parties hereto agree that for purposes of
Article VII of the Credit Agreement, the representations and warranties set forth herein shall be deemed to be representations and warranties in Article III of the Credit Agreement and the covenants and agreements contained herein shall be deemed to be covenants in Article VI of the Credit Agreement.

          SECTION 1.10.  Amendment.  Notwithstanding
anything herein to the contrary, any amendment to the provisions of Section 10.04 of the Credit Agreement effected pursuant to Section 1.01 of this First Amendment may be rescinded, in whole or in part, with the written consent of each of ASI, the Administrative Agent and the holder of any Note which by its terms is payable to such holder or its registered assigns.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment, Consent and Waiver to be duly executed by their duly authorized officers, all as of the date first above written.


                              AMERICAN STANDARD INC.,

                                 by:/s/  Fred A. Allardyce
                                   Name: Fred A. Allarldyce
                                   Title:Vice President &
                                   Chief Financial Officer

                              ASI HOLDING CORPORATION,

                                 by:/s/   Fred A. Allardyce
                                    Name: Fred A. Allardyce
                                    Title:Vice President &
                                    Chief Financial Officer

                              BORROWERS:


                              AMERICAN STANDARD INC.,

                                 by/s/:  Fred A. Allardyce
                                    Name: Fred A. Allardyce
                                    Title:Vice President &
                                    Chief Financial Officer

                              AMERICAN STANDARD CREDIT INC.,

                                 by:/s/  Thomas S. Battaglia
                                   Name: Thomas S. Battaglia
                                   Title:Vice President &
                                             Treasurer

                              WABCO STANDARD GMBH,

                                 by:/s/  Wolfram Wenzel
                                   Name: Wolfram Wenzel
                                   Title:Managing Director

                              AMERICAN STANDARD (UK) LTD.,

                                 by:/s/  W. Hunter Frew
                                   Name: W. Hunter Frew
                                   Title:Company Secretary


                                STANDARD EUROPE, a European
                                Economic Interest Grouping,

                                 by:/s/  Philippe Ruze
                                   Name: Philippe Ruze
                                   Title:Gerant


                              WABCO STANDARD TRANE INC.,

                                 by:/s/  Richard B. Benn
                                   Name: Richard B. Benn
                                   Title:Vice President &
                                   Chief Financial Officer

                              WABCO STANDARD HOLDINGS BV,

                                 by:/s/  J.M. Lips
                                   Name: J.M. Lips
                                   Title:Managing Director

                            ADMINISTRATIVE AGENT:

                            CHEMICAL BANK, individually
                              and as the Administrative
                              Agent,

                               by:/s/  Robert K. Gaynor
                                 Name: Robert K. Gaynor
                                 Title:Vice President


                            MANAGING AGENTS:

                            THE BANK OF NOVA SCOTIA,

                               by:/s/   J. Alan Edwards
                                 Name:  J. Alan Edwards
                                 Title: Vice President


                            BANKERS TRUST COMPANY,

                               by:/s/    Mary Kay Coyle
                                  Name:  Mary Kay Coyle
                                  Title: Vice President


                            THE CHASE MANHATTAN BANK, N.A.,

                               by:/s/    Gregory M. Stover
                                  Name:  Gregory M. Stover
                                  Title: Vice President

                            DEUTSCHE BANK AG, NEW YORK AND/OR
                            CAYMAN ISLAND BRANCH,

                            by:/s/    Robert A. Maddux
                              Name:   Robert A. Maddux
                              Title:  Director

                            by:/s/    Jean M. Hannigan
                              Name:   Jean M. Hannigan
                              Title:  Assistant Vice
                                         President


                            THE LONG-TERM CREDIT BANK OF JAPAN,
                            LTD., NEW YORK BRANCH

                            by:/s/     John J. Sullivan
                              Name:    John J. Sullivan
                              Title:   Joint General
                                            Manager


                            NATIONSBANK OF NORTH CAROLINA, N.A.,

                            by:/s/     Christopher C. Browder
                              Name:    Christopher C. Browder
                              Title:   Vice President


                            CO-AGENTS:

                            BANQUE PARIBAS,

                            by:/s/    Jeffrey J. Youle
                              Name:   Jeffrey J. Youle
                              Title:  Vice President

                            by:/s/    Robert Faitell
                              Name:   Robert Faitell
                              Title:  Vice President

                            CITIBANK, N.A.,

                            by:/s/    Prakash Chonkar
                              Name:   Prakash Chonkar
                              Title:  Vice President


                            COMPAGNIE FINANCIERE DE CIC ET
                            DE L'UNION EUROPEENNE - NEW
                            YORK BRANCH,

                            by:/s/     Sean Mounier
                              Name:    Sean Mounier
                              Title:   Vice President


                            by:/s/     Marcus Edwards
                              Name:    Marcus Edwards
                              Title:   Vice President

                            LENDERS:

                            BANK OF AMERICA, NATIONAL
                            TRUST AND SAVINGS ASSOCIATION,

                            by:/s/     Daniel D. McCready
                              Name:    Daniel D. McCready
                              Title:   Vice President


                            THE BANK OF NEW YORK,

                            by:/s/     Gianni W. Sellers
                              Name:    Gianni W. Sellers
                              Title:   Vice President


                            BANQUE INDOSUEZ,

                            by
                              Name:
                              Title:

                            CHANCELLOR CAPITAL MANAGEMENT,
                            INC.,

                            by:/s/     Stephen M. Alfieri
                              Name:    Stephen M. Alfieri
                              Title:   Vice President


                            CREDITO ITALIANO - NEW YORK
                            BRANCH,

                            by:/s/     Harmon P. Butler
                              Name:    Harmon P. Butler
                              Title:   First Vice President


                            by:/s/     Saiyed A. Abbas
                              Name:    Saiyed A. Abbas
                              Title:   Assistant Vice
                                            President


                            CREDIT LYONNAIS NEW YORK BRANCH,

                            by:/s/
                              Name:
                              Title:


                            CRESCENT CAPITAL CORP.,

                            by:/s/     Mark L. Gold
                              Name:    Mark L. Gold
                              Title:   Managing Director


                            DRESDNER BANK, AG,

                            by:/s/     Charles H. Hill
                              Name:    Charles H. Hill
                              Title:   Vice President

                            DRESDNER BANK, AG,

                            by:/s/     Richard Conroy
                              Name:    Richard Conroy
                              Title:   Vice President


                            PRIME INCOME TRUST,

                            by:/s/     Rafael Scolari
                              Name:    Rafael Scolari
                              Title:   Investment Manager


                            EATON VANCE PRIME RATE RESERVES,

                            by:/s/     Jeffrey S. Garner
                              Name:    Jeffrey S. Garner
                              Title:   Vice President


                            THE FUJI BANK, LIMITED,

                            by
                              Name:
                              Title:


                            HELLER FINANCIAL,

                            by:/s/     V. Robert Rotering
                              Name:    V. Robert Rotering
                              Title:   Assistant Vice
                                          President


                            THE HOKKAIDO TAKUSHOKU BANK,
                             LTD. - NEW YORK BRANCH,

                            by:/s/     Hitoshi Sato
                              Name:    Hitoshi Sato
                              Title:   Vice President

                            KEYPORT LIFE INSURANCE COMPANY,

                            by:/s/     Stephen M. Alfieri
                              Name:    Stephen M. Alfieri
                              Title:   Vice President


                            LEHMAN COMMERCIAL PAPER, INC.,

                            by
                              Name:
                              Title:


                            THE MITSUBISHI TRUST AND
                             BANKING CORP.,

                            by:/s/     Masataka Ushio
                              Name:    Masataka Ushio
                              Title:   Senior Vice
                                       President and
                                        Chief Manager


                            MERRILL LYNCH PRIME FUND, INC.,

                            by:/s/     John R. Lennon
                              Name:    John R. Lennon
                              Title:   Authorized
                                      Signatory


                            SENIOR HIGH INCOME PORTFOLIO, INC.,

                            by:/s/     John R. Lennon
                              Name:    John R. Lennon
                              Title:   Authorized
                                      Signatory

                            ORIX USA CORPORATION,

                            by
                              Name:
                              Title:


                            PILGRIM PRIME RATE TRUST,

                            by:/s/     Michael D. Hately
                              Name:    Michael D. Hately
                              Title:   Assistant
                                       Portfolio Manager

                            PROSPECT STREET SENIOR
                              PORTFOLIO, L.P.,

                            by PROSPECT STREET SENIOR
                               LOAN CORP.,

                            by:/s/     Preston I. Carnes
                              Name:    Preston I. Carnes
                              Title:   Vice President


                            PROTECTIVE LIFE INSURANCE
                            COMPANY, INC.,

                            by:/s/     Mark K. Okada
                              Name:    Mark K. Okada
                              Title:   Principal


                            THE SAKURA BANK, LTD.,

                            by
                              Name:
                              Title:

                            SOCIETE GENERALE,

                            by
                              Name:
                              Title:


                            THE SUMITOMO BANK, LIMITED,
                               NEW YORK BRANCH,

                            by:/s/     Suresh Tata
                              Name:    Suresh Tata
                              Title:   Vice President


                            THE SUMITOMO TRUST & BANKING
                              CO., LTD. - NEW YORK
                              BRANCH,

                            by:/s/     Suraj P. Bhatia
                              Name:    Suraj P. Bhatia
                              Title:   Senior Vice
                                      President


                            UNITED STATES NATIONAL BANK
                             OF OREGON,

                            by:/s/     Chris J. Karlin
                              Name:    Chris J. Karlin
                              Title:   Vice President


                            VAN KAMPEN MERRITT PRIME RATE
                             INCOME TRUST,

                            by:/s/     Jeffrey W. Maillet
                              Name:    Jeffrey W. Maillet
                              Title:   Vice President &
                                     Portfolio Manager

                            BANCA COMMERCIALE ITALIANA,

                            by:/s/     Charles Dougherty
                              Name:    Charles Dougherty
                              Title:   Vice President

                            by:/s/     Frank Maffei
                              Name:    Frank Maffei
                              Title:   Assistant Vice
                                       President

                            PEARL STREET LP,

                            by:/s/     Robert J. O'Shea
                              Name:    Robert J. O'Shea
                              Title:   Authorized Signer